Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following Unaudited Pro Forma Combined Financial Data are derived from the consolidated financial statements of Magnum Hunter and certain historical financial data in respect of the NGAS Resources acquisition.  The Unaudited Pro Forma Combined Balance Sheet of Magnum Hunter as of December 31, 2010 has been prepared assuming the NGAS Resources acquisition and all necessary ancillary transactions had been consummated on December 31, 2010.  The Unaudited Pro Forma Combined Income Statement for the year ended December 31, 2010 has been prepared assuming the NGAS Resources acquisition and all necessary ancillary transactions had been consummated as of January 1, 2010.  The pro forma adjustments set forth on the attached Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Income Statements reflect the following as if they occurred on the dates hereinabove set forth:

(1)	NGAS Resources Acquisition. The NGAS Resources acquisition as described in the Arrangement Agreement dated December 23, 2010.
(2)
Incurrence of indebtedness under the new revolving credit facility to be entered into and as described in the commitment letter from Bank of Montreal dated January 13, 2011 for NGAS Resources acquisition.

(3)	Issuance of common stock upon the closing date of the NGAS Resources acquisition.
(4)	Payment of change of control compensation in the NGAS Resources acquisition.

The Unaudited Pro Forma Balance Sheet reflects the preliminary adjustments to record the estimated fair values of the assets and liabilities acquired in the acquisition of NGAS Resources.  The final entries, and the resulting effect on Magnum Hunter’s balance sheet as well as items in Magnum Hunter’s Income Statements, may differ based on the actual determination of the fair values of the assets acquired and liabilities assumed.

Transaction costs related to the acquisition will be recorded as expenses in the periods in which these costs are incurred.  These expenses are not included in the Unaudited Pro Forma Combined Income Statements.

The Unaudited Pro Forma Combined Financial Data should be read in conjunction with the notes thereto and with the consolidated financial statements of Magnum Hunter and the notes thereto as filed in Magnum Hunter's Form 10-K.

The Unaudited Pro Forma Combined Financial Data are not indicative of the financial position or results of operations of Magnum Hunter which would actually have occurred if the transaction described above had occurred at the dates presented or which may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, changes in prices paid for oil and natural gas, future acquisitions, drilling activity and other factors.

The unaudited Pro Forma Combined Financial Data includes financial information received from NGAS Resources and such financial information has been accepted and incorporated as presented without independent verification of such financial information.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of December 31, 2010

	Magnum Hunter Historical	NGAS Resources Historical		NGAS Pro Forma Adjustments	Combined Pro Forma for Magnum Hunter and NGAS Resources
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$554,186	$6,844,475		$-	$7,398,661
Accounts receivable	11,705,046	5,640,891		-	17,345,937
Notes receivable	-	6,766,451	(1)	(6,766,451)	-
Prepaids and other current assets	867,013	552,741		-	1,419,754
Total current assets	13,126,245	19,804,558		(6,766,451)	26,164,352

PROPERTY AND EQUIPMENT (Net of Accumulated Depletion and Depreciation):
Oil and natural gas properties, successful efforts accounting	189,911,500	174,630,484	(1)	(57,619,814)	306,922,170
Equipment and other fixed assets	42,689,125	9,475,659	(1)	1,608,770	53,773,554
Total property and equipment, net	232,600,625	184,106,143		(56,011,044)	360,695,724

OTHER ASSETS:
Other assets	561,711	258,945		-	820,656
Deferred financing costs, net of amortization	2,678,244	750,462	(1)	(937,456)	2,491,250
Deferred tax asset	-	-		-	-
Total assets	$248,966,825	$204,920,108		$(63,714,951)	$390,171,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,839,557	$5,562,836		$-	$35,402,393
Accrued liabilities	3,914,136	6,134,962	(1)	3,887,708	13,936,806
Revenue payable	2,629,999	-		-	2,629,999
Current portion of notes payable	7,132,455	53,298,857	(1)	(53,298,857)	7,132,455
Warrant liability	-	-	(1)	1,746,123	1,746,123
Derivative liability	718,771	2,615,847	(1)	(2,615,847)	718,771
Total current liabilities	44,234,918	67,612,502		(50,280,873)	61,566,547

Deferred compensation	-	985,716	(1)	(985,716)	-
Deferred income tax	-	9,534,798	(1)	(9,534,798)	-
Payable on sale of partnership	640,695			-	640,695
Notes payable, less current portion	26,018,615	5,953,259	(1)	58,789,014	90,760,888
Asset retirement obligation	4,455,327	2,269,442		-	6,724,769
Derivative liability	59,181	60,397	(1)	(60,397)	59,181
Other long-term liabilities	-	1,895,000		-	1,895,000
Total liabilities	75,408,736	88,311,114		(2,072,770)	161,647,080

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK:
Series C Cumulative Perpetual Preferred Stock	70,236,400	-		-	70,236,400

SHAREHOLDERS’ EQUITY:
Shareholders' equity	101,871,350	116,608,994	(1)	(61,642,181)	156,838,163
Non-controlling interest	1,450,339	-		-	1,450,339
Total Equity	103,321,689	116,608,994		(61,642,181)	158,288,502
Total liabilities and shareholders' equity	$248,966,825	$204,920,108		$(63,714,951)	$390,171,982

See accompanying notes to Unaudited Pro Forma Combined Financial Data

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
Year Ended December 31, 2010

	Magnum Hunter Historical	NGAS Resources Historical		NGAS Resources Pro Forma Adjustments	Combined Pro Forma for Magnum Hunter and NGAS Resources
REVENUE:
Oil and gas sales	$27,714,542	$23,010,779		$-	$50,725,321
Field operations and other	5,009,131	27,809,338		-	32,818,469
Total revenue	32,723,673	50,820,117		-	83,543,790

EXPENSES:
Lease operating expenses	10,399,323	14,675,547		-	25,074,870
Severance taxes and marketing	2,304,570	-		-	2,304,570
Exploration	936,371	-		-	936,371
Field operations	4,362,618	18,504,612		-	22,867,230
Impairment of oil & gas properties	305,786	-		-	305,786
Impairment of goodwill	-	313,177		-	313,177
Depreciation, depletion and accretion	8,923,202	13,280,961	(2)	(6,787,960)	15,416,203
General and administrative	24,900,996	13,620,819	(3)	(625,344)	37,896,471
Total expenses	52,132,866	60,395,116		(7,413,304)	105,114,678

LOSS FROM OPERATIONS	(19,409,193)	(9,574,999)		7,413,304	(21,570,888)

OTHER INCOME AND (EXPENSE):
Interest income	60,526	821,923	(4)	(821,923)	60,526
Interest expense	(3,593,524)	(7,093,001)	(5)	5,352,290	(5,334,235)
Gain (Loss) on derivative contracts	814,037	(4,394,953)	(6)	4,394,953	814,037
Other, net	-	(2,276,948)		-	(2,276,948)

Net loss from continuing operations before income taxes and non controlling interest	(22,128,154)	(22,517,978)		16,338,624	(28,307,508)

Income tax benefit	-	3,024,751	(7)	(3,024,751)	-

Net (income) loss attributable to non-controlling interest	(128,586)	-		-	(128,586)

Net loss attributable to Magnum Hunter from continuing operations	(22,256,740)	(19,493,227)		13,313,873	(28,436,094)
Income from discontinued operations	8,456,811	-		-	8,456,811

Net loss	(13,799,929)	(19,493,227)		13,313,873	(19,979,283)

Dividends on preferred stock	(2,466,679)	-		-	(2,466,679)

Net loss attributable to common shareholders	$(16,266,608)	$(19,493,227)		$13,313,873	$(22,445,962)

Loss per common share
Basic and diluted	$(0.25)				$(0.32)

Weighted average number of common shares outstanding
Basic and diluted	63,921,525		(8)	7,015,245	70,936,770

See accompanying notes to Unaudited Pro Forma Combined Financial Data

 NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

1)
To record the acquisition of NGAS Resources’ assets for a purchase price of $122.5 million.  The purchase price includes the shares of common stock of Magnum Hunter to be issued to shareholders of NGAS Resources, payment to a third-party to restructure an “out-of-market” gas gathering and transportation agreement, the assumption of the senior credit facility of NGAS Resources, the assumption of certain notes payable related to equipment included in the transaction, and the payoff in cash of the remaining NGAS Resources 6% Convertible Notes. The acquisition is accounted for under the purchase method of accounting.  All assets acquired and liabilities assumed are recorded at fair market value as determined by management. As noted above, these are preliminary estimates and are subject to adjustment.  The following table summarizes the assets acquired, liabilities assumed, and purchase price paid:

Fair value of total purchase price:
6,633,783 shares of common stock at $7.99 per share	$53,003,926
Senior credit facility assumed	33,281,853
NGAS Resources 6% Convertible notes to be paid off in cash at closing	13,682,533
Contract payment in cash	10,575,000
Other long-term debt assumed	6,145,877
381,462 shares of common stock issued for change in control payments at $7.99 per share	3,047,881
Tax on change of control payments paid in cash	1,057,010
Common stock warrants and options	1,746,123
Total	$122,540,203

Amounts recognized for assets acquired and liabilities assumed:
Working capital	$(1,649,399)
Bonds and deposits	258,945
Oil and gas properties	117,010,670
Equipment and other fixed assets	11,084,429
Other long term liabilities	(4,164,442)
Total	$122,540,203

Working capital acquired:
Cash	$6,844,475
Accounts receivable	5,640,891
Prepaid expenses	552,741
Accounts payable	(5,562,836)
Accrued liabilities	(736,452)
Transaction closing costs	(3,639,053)
Drilling advances	(4,749,165)
Total working capital acquired	$(1,649,399)

2)
To record the pro forma adjustment to NGAS Resources’ depletion and depreciation expense as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2010.  Depletion was calculated using the units of production method.

3)	To record the pro forma adjustment to NGAS Resources' refinancing costs amortized as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2010.

4)
To record the pro forma adjustment to NGAS Resources’ interest income on notes receivable as the result of restructuring a gas gathering and transportation agreement as if it had occurred January 1, 2010.

5)
To record the pro forma adjustment to NGAS Resources’ interest expense as the result of treating the acquisition of NGAS Resources and the payment of assumed debt using Magnum Hunter’s credit facility as if it had occurred January 1, 2010.

6)
To record the pro forma adjustment to NGAS Resources’ gain (loss) on derivative contracts as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2010.  The derivative loss reported by NGAS Resources was the result of the convertible feature on certain notes payable which will be paid at closing.

7)
To record the pro forma adjustment to NGAS Resources’ income tax benefit on its income statements as the result of treating the acquisition of NGAS Resources as if it had occurred January 1, 2010.  The deferred tax liability and income tax benefit on the NGAS Resources financial statements will be eliminated as the result of the fair market value adjustment to the oil and gas properties resulting from the acquisition.

8)	Acquisition shares were added to the weighted average number of common shares outstanding as if the shares were issued January 1, 2010.